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                                                                    Exhibit 23.4

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-83245, 333-93151, 333-93153 and 333-32202) of
Engage, Inc. of our report dated March 16, 2000 relating to the financial statements of Adsmart Corporation, our report dated March 16, 2000 relating to the financial statements of Eisenberg Communications Group, Inc., and our report dated March 16, 2000 relating to the financial statements of 2Can Media, Inc. which appear in the Engage, Inc. definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2000.


/s/ KPMG LLP
Boston, Massachusetts
July 12, 2000